                                 EXHIBIT INDEX

     The following designated exhibits are, as indicated below, either filed herewith or have heretofore been filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities and Exchange Act of 1934 and are referred to and incorporated herein by reference to such filings.

                                                SEC Document Reference
                                                ----------------------
Exhibit No.         Exhibit
-----------         -------

Exhibit 11.    COMPUTATION OF EARNINGS PER SHARE

                                                       Three months ended   Nine months ended
                                                         September 30,       September 30,
                                                      -------------------  ------------------
                                                        1995      1994       1995      1994
                                                      --------  ---------  --------  --------
Primary
-------

Weighted average shares outstanding                      5,653     5,537      5,597    5,586

Net effect of dilutive stock options & warrants
based on the treasury method                               558       211        477      234

Effect of treasury shares purchased                         --       (20)        --      (56)

Effect of treasury shares issued                             5        --          4       --
                                                        ------    ------     ------   ------

Total                                                    6,216     5,728      6,078    5,764
                                                        ======    ======     ======   ======

Net income                                              $  883    $  584     $2,155   $1,262
                                                        ======    ======     ======   ======

Net income per common share                             $  .14    $  .10     $  .35   $  .22
                                                        ======    ======     ======   ======


Fully diluted
-------------

Weighted average shares outstanding                      5,653     5,537      5,597    5,586

Net effect of dilutive stock options & warrants
based on the treasury method                               615       244        628      249

Effect of treasury shares purchased                         --       (20)        --      (56)

Effect of treasury shares issued                             5        --          4       --
                                                        ------    ------     ------   ------

Total                                                    6,273     5,761      6,229    5,779
                                                        ======    ======     ======   ======

Net income                                              $  883    $  584     $2,155   $1,262
                                                        ======    ======     ======   ======

Net income per common share                             $  .14    $  .10     $  .35   $  .22
                                                        ======    ======     ======   ======

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